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EXHIBIT 10.1

I hereby certify for all due purposes that on this date, a document drawn up in Portuguese was submitted to me, the contents of which I translate into English, to the best of my knowledge and ability, as follows: -.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-.-

PORTIONS HEREIN IDENTIFIED BY [**] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) CONFIDENTIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

[Letterhead - Mastercard]

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA.

Avenida das Nações Unidas, 14.171 – Torre Crystal, 20° Andar

São Paulo – SP

STRATEGIC ALLIANCE AND INVENTIVE PROGRAM AGREEMENT

THIS STRATEGIC ALLIANCE AND INCENTIVE PROGRAM AGREEMENT (the "Agreement") is executed on the date hereof by and between MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA., headquartered at Avenida das Nações Unidas, 14.171 – Rochaverá Corporate Plaza, Torre C – Edifício Crystal Tower – 20° Andar, City and State of Sao Paulo, holder of Corporate Taxpayer ID (CNPJ/MF) # 05.577.434/0001-37 (hereinafter referred to as "MASTERCARD BRASIL"); and AIRFOX SERVIÇOS E INTERMEDIAÇÕES LTDA., a limited company with headquarters at Rua Butantã, 194, 4º Andar, Pinheiros, City and State of Sao Paulo, holder of Corporate Taxpayer ID (CNPJ) # 30.723.871/0001-02 (hereinafter referred to as "CLIENT"); and VIA VAREJO S.A., a business corporation with headquarters at Rua Samuel Klein, nº 83, Centro, City of São Caetano do Sul, State of São Paulo, holder of Corporate Taxpayer ID (CNPJ) # 33.041.260/0652-90 hereinafter referred to as "VIA VAREJO"), also as guarantor of the obligations of CLIENT arising out of or in connection with the Incentive Prepayment (the "CONSENTING INTERVENING PARTY"), with the Parties being herein represented by their legal representatives, in accordance with their Articles of Incorporation or Articles of Association, as the case may be, hereinafter referred to individually as "Party" and jointly as "Parties". All terms used herein are defined in Exhibit I attached hereto, in singular or in plural. To all intents and purposes of law, any terms used outside the meaning of that Exhibit will not be valid.

WHEREAS the CLIENT is a licensee of MasterCard International, Inc. and a business partner of MASTERCARD BRASIL;

WHEREAS both MASTERCARD BRASIL and the CLIENT share the objective of signing an Incentive Program in order to issue, expand and boost the prepaid card base of the CLIENT as well as the number of transactions and turnover (sales revenue) generated by MasterCard Cards; and

WHEREAS the guarantor of the CLIENT obligations will be VIA VAREJO in relation to the incentive prepayment according to contract clause;

The Parties, as strategic allies, are reciprocally interested in taking party in the Incentive Program hereunder and now, therefore, decide to execute this agreement (the "Agreement") under the following terms and conditions:

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CONFIDENTIAL TREATMENT REQUESTED

1.

THE INCENTIVES

On the condition that the CLIENT fully and timely meets its obligations under Clause 2 hereof and any other obligations provided for herein, MASTERCARD BRASIL shall make the Incentives described in this Clause 1 available as follows:

(a)

Incentive to support the launching of AIRFOX Card: During the effective term of this Incentive Program, MASTERCARD BRASIL shall make to the CLIENT the incentive prepayment per sales revenue (the "Sales Revenue Incentive Prepayment") totaling BRL 65,000,000 (sixty-five million BRL), as follows:

(i)

[**]; and

(ii)

[**].

Applicable Conditions:

(i)

The Incentive Prepayment is made available as an advance compensation for the "Sales Revenue Incentive" specified in letter (c) of this Clause 1, as an integral part thereof, to all intents and purposes of value availability calculation.

(ii)

There is no minimum commitment of transaction volumes to be completed with the prepaid cards, it being clear that such transaction volume forecasts and goals as provided for herein are only and exclusively aimed at calculating the compensation payable to CLIENT. No way shall the CLIENT bear any burdens or other penalties in case such estimates or goals are not achieved;

(iii)

The value of such Incentive Prepayment shall be amortized every three months by the value of the Sales Revenue Incentive actually payable by MASTERCARD BRASIL to the CLIENT for the transactions completed with the prepaid cards.

(iv)

[**] .

CONFIDENTIAL TREATMENT REQUESTED

(b)

Mastercard Advisors Consulting Services Incentive. During the effective term of the Agreement, MASTERCARD BRASIL shall make the 'Advisors Consulting Services', 'Information Tools Services' and 'Managed Services' available to the CLIENT for BRL 20,000,000 (twenty million BRL), insofar as necessary and upon request of the CLIENT.

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CONFIDENTIAL TREATMENT REQUESTED

In any of the events of termination described herein, due to the CLIENT's failure to comply with the Agreement, MASTERCARD BRASIL shall be entitled to be reimbursed for the value of the Mastercard Advisors Consulting Services Incentive possibly disbursed by the CLIENT by then, during the year in which the termination takes place.

[***]

(c)

Sales Revenue Incentive. The CLIENT shall be entitled to receive as Total Sales Revenue Incentive according to the following table:

Mastercard Portfolio Cards	Year I	Year II	Year III	Year IV	Year V	Year VI	Year VII	Year VIII	Year IX	Year X
Incentive in bps [**] to [**] of achievement of forecasted volumes	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Incentive in bps [**] to [**] of achievement of forecasted volumes	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Incentive in bps Above [**] of achievement of forecasted volumes	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Applicable Conditions:

(i)

This Incentive shall be calculated as described in the preceding table and shall be used to amortize the value of such Incentive Prepayment. For application of bps, the following table of Volumes shall be deemed as 100% of achievement of Total Sales Revenue:

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CONFIDENTIAL TREATMENT REQUESTED

Forecast of Volumes and Cards [***] :

	Year	Year	Year	Year	Year	Year	Year	Year	Year	Year
	1	2	3	4	5	6	7	8	9	10
Volume (USD MM)	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

(ii)

Upon complete amortization of Incentive Prepayment, MASTERCARD BRASIL shall move on to quarterly payment of such Sales Revenue Incentive as calculated in the quarter of the value of transactions completed with the prepaid debit cards issued by the CLIENT. For purposes of quarterly calculation, it shall be used the value of the annual goal divided by four quarters. An annual checking point shall be made in order to check the achievement of the goal for making that Incentive available.

(iii)

[**] .

CONFIDENTIAL TREATMENT REQUESTED

The CLIENT’s performance shall be evaluated by MASTERCARD BRASIL at the end of each quarter, and that Incentive shall be paid by MASTERCARD BRASIL to the CLIENT within thirty (30) days as of the end date of each quarter in the Effective Term of this Agreement, as well as the respective Incentive Prepayment amortization, after MASTERCARD BRASIL receives and evaluates all the QMR Reports required by this Agreement for each quarter.

2.

COMMITMENTS BY CLIENT

In order to qualify for receiving the Incentives described in this Agreement and the Sales Revenue Incentives, in each year of the Incentive Program Effective Term, the CLIENT undertakes to:

I.

Keep the exclusivity of the Mastercard Portfolio and of new Cards issued within the scope of this Agreement, during the effective tem hereof, where the failure to meet this condition shall mean major breach of contract.

II.

[**] .

III.

[**] .

IV.

[**].

V.

The CLIENT shall endeavor its best efforts to support MASTERCARD BRASIL developing new business deals and introducing new programs specifically in relation to prepaid cards, by MASTERCARD BRASIL and the CLIENT jointly.

VI.

The CLIENT agrees that all Transactions with Mastercard Portfolio products shall be forwarded for authorization, release and settlement by means of Banknet and GCMS Systems, in accordance with Mastercard Operating Policies "Authorization Manual" and "Settlement Manual", available at MasterCard Online - Member Publication section.

VII.

[**] .

VIII.

[**].

IX.

[**] .

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CONFIDENTIAL TREATMENT REQUESTED

3.

SPECIFIC COMMITMENTS THROUGH VIA VAREJO

3.1

VIA VAREJO is committed to MASTERCARD BRASIL to:

(i)

maintain the guarantees related to this Agreement, which shall be duly formalized in a separate instrument, and shall keep them valid and financially solid, during the effective term of this instrument thru full amortization of the Sales Revenue Incentive Prepayment, in compliance with the other provisions of the Agreement;

(ii)

[**] ;

(iii)

 [**]

3.2

VIA VAREJO, as a condition precedent and subsequent to this Agreement, shall present to MASTERCARD BRASIL, in order to guarantee the fulfillment of the CLIENT's financial obligations provided for in this Agreement, guarantees in the modalities defined in item 3.1.2 below, in such amounts in BRL as corresponding to each installment of the Sales Revenue Incentive Prepayment made available by MASTERCARD BRASIL to the CLIENT, valid for twelve (12) months, limited to BRL 65,000,000 (sixty-five million BRL) (the "Guarantee").

3.2.1.

[**] .

3.2.2.

Each Guarantee shall be delivered by VIA VAREJO to MASTERCARD BRASIL within three (3) Business Days prior to the provision of the respective amount to the CLIENT. The other Guarantees shall be annual and shall be issued and delivered up to thirty (30) days prior to the date of each maturity date and shall total the amounts not yet amortized of the Sales Revenue Incentive Prepayment calculated as provided for in clause 1 of this Instrument. Guarantees relating to the last Year of the Agreement shall be valid up to thirty (30) days after the end of the Partnership, in the event of no full amortization of the Sales Revenue Incentive Prepayment.

3.2.3.

Failure to present the Guarantees within the time limits specified in clause 3.2.1 above shall allow MASTERCARD BRASIL considering this fact as an event of default for the purposes of the law and the Agreement.

3.2.4.

[**] .

3.2.5.

[**].

3.2.6.

MASTERCARD BRASIL and the CLIENT, without prejudice to the provisions of clause 8 of this instrument, hereby authorize VIA VAREJO to make a copy of this instrument available to financial institutions and/or first-class insurance companies, for exclusive purposes so that these companies, engaged by VIA VAREJO, can issue the respective Letters of Bank Guarantee and/or Surety Insurance, pursuant to clause 3.2 above, provided that such companies are informed of the confidentiality of this Agreement and comply with the obligations contained in clause 8 hereof.

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CONFIDENTIAL TREATMENT REQUESTED

4.

PAYMENTS

Payments. Except as otherwise specifically provided for herein, after total amortization of the Sales Revenue Incentive Prepayment, all the Incentives shall be paid within thirty (30) days as of the date the relevant obligation and/or transaction goal achievement is determined, in accordance with Clauses 4 and 5 hereof. As a rule, unless otherwise provided for herein, payments shall be made via MCBS (Mastercard Consolidated Billing System) or any other means specified by MASTERCARD BRASIL at its sole discretion.

Reports and Audits. [**] .

Reimbursements for calculation and payment of undue or mistaken amounts (clawback). [**].

Incentive Calculation..

CONFIDENTIAL TREATMENT REQUESTED

5.

EFFECTIVE TERM AND TERMINATION

5.1.

The Effective Term of this Agreement is ten (10) years, from July 1, 2019 (Starting Date) to June 30, 2029. It is hereby accepted and agreed that the obligations contained in Clause 8 (Confidentiality) and Clause 11 (General Conditions of Agreement) hereof shall survive expiration or termination.

5.2.

Either Party may terminate this Agreement only upon [**] prior written notice to the other Party in the following events:

(i)

if the other Party fails to comply with or fulfill any of its obligations under this Agreement and provided that such breach is not remedied within [**]after prior written notice thereof, unless the Parties agree to otherwise, or stipulate, in common consent, another remediation deadline;

(ii)

if the CLIENT or VIA VAREJO terminates without cause, without prior notice, before the date of termination hereof, the CLIENT shall make full payment of the amounts made available as Sales Revenue Incentive Prepayment; or

(iii)

if MASTERCARD unreasonably terminates this Agreement without prior notice, the CLIENT shall not be liable for any charge, including but not limited to the return of the amounts made available by MASTERCARD BRASIL as Sales Revenue Incentive Prepayment, subject to this Agreement.

5.3.

It constitutes just cause for immediate termination of this agreement, regardless of any prior notice or notification:

(i)

breach of any of the obligations hereunder, by either Party, without its due compliance within forty-five days after notification of such fact;

(ii)

proven insolvency of either Party, evidenced by any request for judicial or extrajudicial reorganization or order of bankruptcy; or

(iii)

[**] ; or

(iv)

If the CLIENT or VIA VAREJO cause any news, event, reportage, disclosure, publications, among others, in print, internet, radio, television and the like, that may bring any question, doubt, discredit, or that may generally harm the Mastercard and MASTERCARD BRASIL trademarks, and is characterized as a serious violation of this instrument. MASTERCARD BRASIL, in good faith, undertakes to always check in advance with the CLIENT and VIA VAREJO whether the disclosed content is directly or indirectly related to its operations and/or persons involved, without prejudice to the decision to terminate it immediately, in conformity to the head sentence of this clause.

5.4.

MASTERCARD BRASIL shall have the right to terminate this Agreement immediately upon prior and express notice to the CLIENT, subject to the conditions of Clause 7, in the following cases:

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(i)

if the CLIENT becomes subject to the control of any non-Affiliate Third Party, Mastercard Competitor or otherwise, whether through an asset acquisition, split, incorporation, merger or any other form of corporate reorganization; or

(ii)

if the CLIENT, through any commercial or financial transaction, conveys, transfers, assigns in any form or gives to any non-Affiliated Third Party, Mastercard Competitor or not, the Mastercard Cards Portfolio, in whole or in part; or

(iii)

If the CLIENT fails to comply with the procedure described in Clause 7.

5.5.

The Parties may, in common consent and prior agreement, enter into the termination of the Partnership through a Deed of Termination, in which the termination terms and conditions will be negotiated.

5.6.

[**] .

CONFIDENTIAL TREATMENT REQUESTED

6.

ACQUIRED CARDS

(a)

General Conditions- [***] .

(b)

Acquired Mastercard Cards – [***]:

(i)

[***].

(ii)

[***] .

(c)

Competitive trademark acquired cards. [***] :

(i)

[***] .

(ii)

[***] .

(iii)

[***] .

CONFIDENTIAL TREATMENT REQUESTED

7.

DISPOSAL, ASSIGNMENT OR TRANSFER OF MASTERCARD PORTFOLIO

7.1.

[***]:

(i)

[***] ;

(ii)

[***] ; and

(iii)

[***] .

7.2.

[***] .

CONFIDENTIAL TREATMENT REQUESTED

8.

CONFIDENTIALITY

During the Term and for an additional period of three (03) years, as from expiration of the Agreement, MASTERCARD BRASIL, the CLIENT and VIA VAREJO shall keep confidentiality as regards any Confidential Information received from the other Party, pursuant to this Agreement. MASTERCARD BRASIL, the CLIENT and VIA VAREJO shall not use the information (i) that the Disclosing Party identifies in writing as being proprietary and/or confidential; or (ii) which by the nature of the circumstances involved in the disclosure, should, in good faith, be treated as proprietary and/or confidential ("Confidential Information"),

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except according to the terms of this Agreement. No Party shall disclose to any third party any Confidential Information without the express and prior consent in writing of the other party. Such Confidential Information shall be disclosed only to people on a reasonable need-to-know basis inside their companies (as long as they are bound by the confidentiality obligations contained herein). Such Confidential Information shall not be disclosed to third parties without prior and express approval by the Disclosing Party, except that any Party may disclose it to its auditors, regulatory bodies, members of the Board of Directors and Executive Board or in-house and external lawyers, provided that such people are notified about and comply with the obligations contained in this Clause. "Confidential Information" shall not include information that: (i) is already in possession of the Recipient Party or known to the Recipient Party, at the time such Party received such information, without any breach of any obligation due to the Disclosing Party; (ii) is in the public domain, without there being any undue act by the Recipient Party; (iii) legally received from a third party, provided that the Recipient Party complies with any restrictions imposed on by any third party; (iv) disclosed by the recipient Party pursuant to a court order, governmental body or other applicable law or rule, or disclosed in connection with any dispute settlement under this Agreement, disclosed on the exact terms in the court order, governmental bodies or other laws, and provided that the disclosing Party has not obtained any court order to the contrary; or (v) developed by the recipient Party independently of this Agreement.

The provisions under this clause shall replace the obligations of confidentiality contained in any other previous communication between the contracting Parties as regards the subject matter of this Agreement. The Parties hereby recognize that, in case of violation by either Party of the provisions set forth under this Clause, the non-breaching Party may suffer immediate and irreparable damage, which is not likely to be fully remedied by pecuniary compensation. Therefore, in addition to any right of recourse or rescission as set forth herein, the non-breaching Party may have, according to the applicable laws, the non-breaching Party shall be entitled to file preliminary injunction against any violation, at any competent Court and the other Party hereby waives any requirement related to the Party filing such proceeding to post a bond or other obligation according to the claim under the preliminary injunction. In the event any violation result in a claim by any third party, the Breaching Party shall indemnify, defend and hold the non-breaching Party harmless from and against any claims, interests, expenses disbursed (including reasonable attorneys' fees in first and second instances), fines and costs deriving from such third parties' claims.

CONFIDENTIAL TREATMENT REQUESTED

9.

REPRESENTATIONS AND WARRANTIES

Each Party, by this agreement, represents and warrants that it holds all the powers and authorizations required for the execution of this Agreement and, when executed and delivered, this Agreement shall have its respective legal, valid, binding and enforceable obligation according to all of its terms. CLIENT hereby assures to MASTERCARD BRASIL that it is lawfully authorized by its articles of association/Articles of Incorporation to perform and fulfill all the obligations set forth in this Agreement.

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10.

TAXES

Each Party shall be individually liable for its respective Taxes, according to the fiscal and tax law in force and effect, for any income, gross revenue, deductibles or taxes of similar business activities levied by any country, State or location upon its own incomes or receipts, as well as any taxes on property or valuables and any related interests or penalties imposed on by the Law. All payments made, obligations discharged and the amount of the services provided by the Parties under this Agreement shall include all taxes applicable to sales, use, excise, occupation, goods and services taxes and any other tax or fee of similar nature.

CONFIDENTIAL TREATMENT REQUESTED

11.

GENERAL CONDITIONS

Notices. Any written notice, communication, documentation or declaration, which is required or need to be sent to any of the Parties pursuant to the terms of this Agreement shall be deemed as duly sent, when personally delivered or received if sent by a delivery service of general commercial use and acceptance, at the respective addresses of each one of the Parties stated in the preamble hereof or at any other addresses that may be subsequently designated upon notice sent by either Party.

Irrevocability. This agreement is irrevocably and irreversibly executed, binding the Parties and potential successors. The Parties rights and obligations under this Agreement shall be binding upon and inure to the benefit of each one of the Parties or their respective successors and assignees, except that neither Party may assign any of its respective rights and obligations, except with prior and express authorization of the other Parties, and the CLIENT shall be exempt from the need for authorization when the assignment or transfer is intended for companies of the same business group or with which the CLIENT has a corporate bound, as a controlled company, controlling company, affiliate or with which the controlling company the CLIENT participates as shareholder or quotaholder, except that either Party may assign its rights under this Agreement to a wholly-owned subsidiary of that same Party. [**] .

No Waiver. A failure or delay by any Party to this Agreement, to comply, at any time, with any of the provisions hereunder or non-exercise of any right provided for hereunder or non-requirement, at any time, for compliance with any of the provisions hereunder, shall not be, in any way, interpreted as a waiver to the provisions under this Agreement. Except as otherwise expressly provided herein, no waiver shall be effective, unless it is made in writing. No act, conduct or course of negotiation by any Party and no failure, rejection or impediment to perform any act by any Party shall constitute any change or amendment to any of the terms and conditions hereunder.

Potential invalidation, severability. If any clause of this Agreement, for any reason, shall be held as unenforceable or invalid by any law or court order, such unenforceability or invalidity shall not affect any other provision hereof, which shall then be interpreted as if such clause held as unenforceable or invalid had never been contained herein. In this case, the Parties shall immediately start negotiations in good faith to replace such clause, creating alternative provisions, which reflect the intentions and purposes of the excluded clause.

Acts of God or Force Majeure. Neither Party shall be held responsible for any delay or non-compliance with the obligations, to the extent such delay or noncompliance derives from act of God or Force Majeure, as defined in the sole paragraph of article 393 of the Brazilian Civil Code (Law Nº10.406, of January 10, 2002). If any event of Act of God or Force Majeure occurs, the affected Party shall send notice in writing to the other Party, declaring the nature of the Force Majeure or Act of God condition and the actions the affected Party must immediately provide or take in order to reduce or avoid the effects of such condition and the expected duration of such delay. Subsequently, the time of compliance with the acts and obligations that have been breached by such condition (and any corresponding acts or obligations of the non-defaulting Party) shall be extended for the duration of the Force Majeure or act of God occurring, except that the Defaulting Party shall have used its best efforts to overcome or solve the condition of Force Majeure or act of God and their respective consequences.

Change of Control. Notwithstanding the provisions under Clause 7 herein, if either Party acquires (directly or indirectly) any equity interest through a Control change, it will be subject to all the terms under this Agreement and such Party shall be obliged and must comply with all the terms and obligations contained in this Agreement, provided that, unless otherwise specified, in writing, MASTERCARD BRASIL, in the event of CLIENT's corporate control change, when the intended legal successor (i) is unable to fulfill the following obligations, (ii) is reasonably likely to cause Mastercard to suffer reputational damage through its association with that successor, (iii) is a direct (or affiliate) competitor of Mastercard (including, without being limited to, a competing trademark), or (iv) is not authorized or licensed to manage Mastercard cards or programs according to Mastercard Rules or is not in conformity with the Mastercard Rules, MASTERCARD BRASIL will not be obliged to

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provide any incentives or other benefits under this Agreement and such successor shall not have any rights against Mastercard in relation to this Agreement. It is hereby expressly agreed by MASTERCARD BRASIL, CLIENT's shareholding Control change, in case of exercise by VIA VAREJO for acquisition of CLIENT's shareholding control, which has been widely disclosed to the market in general, pursuant to relevant facts published prior to the execution of this Agreement.

Entire Agreement. This Agreement shall be the entire agreement and understanding between the Parties as to the obligations and rights hereunder and supersedes all prior agreements between the Parties about Incentive Program. No total or partial change, amendment or waiver to the terms and conditions hereunder shall bind the Parties, unless it is made by an Amendment Instrument, duly executed by the Parties' authorized representatives.

Parties' Independence. The Parties hereby undertake to comply with the legislation and any regulations and normative acts applicable hereto. The Parties will fulfill with their respective obligations hereunder in the capacity of independent contractors, and nothing contained in this Agreement shall in anyway create an employment relationship, partnership or principal and agent relationship or employer and employee relationship between the Parties hereto or shall grant any Party an express or tacit right, power or authorization, to bind or create any attribution or obligation on behalf of the other.

Compliance with the laws against bribery and corruption. In all actions related to this agreement, CLIENT and MASTERCARD BRASIL shall comply with all applicable anti-bribery and anticorruption laws and ensure that such laws are complied with by their subcontractors and employees. Breach of this clause will be a material breach of this Agreement.

The Parties hereto undertake the obligation to comply and cause to be complied, by themselves, their affiliates or their owners, shareholders, employees or any subcontractors, with the Anticorruption Law (Law Nº12.846/13) and other related regulations, and shall (i) adopt the best practices of integrity and internal controls, aiming at preventing acts of corruption, fraud, unlawful practices, or money laundering; (ii) refrain from committing acts of corruption and acting in a manner harmful to the Government, in the interest or for the benefit, exclusive or otherwise of the other Party; particularly refrain from giving, offering, promising, directly or indirectly, any valuable thing or advantage to a government official or person related to such government official, with the purpose of getting undue advantage, influencing with any action or decision or unlawfully directing business; and (iii) in the event of knowledge of any action or fact that breaches the aforementioned rules, communicate the other Party immediately, who shall take the required actions it deems appropriate.

a)

All interaction with government agents shall be solely in strict accordance with this Agreement, particularly with this Anticorruption Clause, and at all times with previous and express consent of the other Party, on pain of applicable legal and contract penalties.

b)

Each Party, by itself or its subsidiaries, and respective owners, shareholders, administrators, agents, representatives, employees or potential subcontractors related to the performance of this agreement, state that, except for cases, by any chance, communicated in writing to the other Party, in the last five (05) years, it has not been subject to any investigation, police investigation, or administrative or judicial process, conducted by a domestic or foreign authority, related to performance of unlawful acts, offenses, or crimes against the domestic or foreign Government, of money "laundering", concealment of assets, rights and valuables as provided for under the Anticorruption Law (Law Nº12.846/13) and other related domestic and/or foreign regulations, and that their activities are in conformity with those rules. Each Party hereby undertake the obligation, by itself or by its subsidiaries, respective partners, administrators, employees, agents, representatives or subcontractors related to the performance of this Agreement, to immediately notify the other Parties, in writing, in case they are subject to any investigation related to the aforementioned rules collectively or individually, and undertake to cooperate with the other Parties, by presenting any documents and information that are requested to them, related to the performance of this Agreement.

c)

Each Party further states that there is no government agent or person close to a government agent, who will directly or indirectly receive benefits or advantages deriving from this Agreement.

Principles of probity and good faith. This agreement agreed to between the Parties, within the principles of probity and good-faith, without any defect of consent, may be executed in one or more copies, same in content and text, each of which taken together shall constitute a single original document.

Intellectual Property and Trademarks. [**] .

Indemnification. Each of the Parties ("Indemnifying Party"), hereby undertakes the obligation, at its own expense, to defend, protect, indemnify and hold the other Party, its Affiliates, and any of its respective shareholders, directors, officers, employees and agents harmless (collectively "Indemnitee") from and against any claims, liabilities, obligations, actions, proceedings, arising out of any alleged action or omission by the Indemnifying Party, or by any of its employees, agents,

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subcontractors related to the purpose hereof, and against any expenses (including reasonable attorneys' fees) judgments, fines, costs, amounts paid in settlements or any losses or damage incurred by Indemnitee or its Affiliates. The Indemnifying Party shall send Indemnitee prompt notice regarding any event or circumstances that it believes causes an obligation to indemnify and Indemnitee shall cooperate with the Indemnifying Party in its defense and resolution. The Parties hereby acknowledge and agree that, under no event, the indemnifications as provide for under this clause will exceed the total and lump sum of this Agreement, which remains limited, and the Parties shall not be liable for any indirect or punitive damage. The liability limitation under this clause shall not apply to breaches of confidentiality and intellectual property or violations committed with intent or gross negligence, which shall survive to termination of this Agreement and which shall have no limitation for indemnification purposes, as required by law, through proper proceedings.

Courts and Jurisdiction. This Agreement shall be governed in compliance with the Laws of the Federal Republic of Brazil. The Parties agree that any doubts or disputes arising out of the performance and fulfillment of this agreement, which may not have been settled between the Parties according to the principles of ethics and good faith governing their business relationship, shall be filed at the Central Courts of São Paulo Judicial District, São Paulo State, the Parties hereby expressly waive any other court, however privileged it is or may be.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their legal representatives, in two (02) copies, same in content and text, in the presence of two witnesses, for all effects of the law, being bound by their representatives and any successors or assignees.

São Paulo, June 10, 2019.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA.

[signature] Paulo Frossard New Business VP	[signature] Maurício Fernandes Financial VP
-.-.-.-.-.-.-.-.-.-.-.-.-. CLIENT [signature] GUSTAVO RIBEIRO – AIRFOX PRESIDENT

Witnesses: 1. [signature] RICARDO VIANNA 32.722.776.	2._________________(blank)

MASTERCARD Law Department

Approved as to Legal Form

Gilberto Martins, June 12, 2019

CM0084981

[signature] Felipe Negrão Executive Officer	[signature] Paulo Naliato Executive Officer

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EXHIBIT 1 – DEFINITIONS

1. DEFINITION OF CONTRACT TERMS

1.1. In order to fully understand and interpret this agreement, the following definitions, in bold, used in the singular and plural form will be adopted:

A. Affiliate – As regards either Party, any other natural or legal person that directly or indirectly, through one or more intermediaries, controls or is controlled or is under the common control of that natural or legal person. The term "control" (including its related meanings, "controlled by" or "under the common control of") means the direct or indirect possession of the power to elect the majority of the administrators and conduct the company's activities and guide the operation of the Company's bodies and their policies (whether by owning securities or equity interests or other ownership rights, by contract or voting agreement or otherwise, as defined in Article 116 of Law No. 6.404 / 76 – Business Corporation Act).

B. Independent Auditor – World-renowned Auditing Company, referred to by MASTERCARD BRASIL, among the following companies PriceWaterhouseCoopers, EY, Deloitte or KPMG.

C. Mastercard Cards or Card –Prepaid-type payment card integrating Mastercard Portfolio in the CLIENT.

D. Mastercard Competitor – Any other domestic or international company or franchise, with corporate purposes or business activities involving directly or indirectly the exploration business of payment cards of any type, or any other electronic means for payment, such as mobile payment, contactless cards, prepaid cards, virtual cards, etc., in any forms, available in the national territory to consumers in general, whether natural or legal persons.

E. Account – The account related to each Mastercard Card.

F. Starting Date – July 01, 2019.

H. Incentives – Financial resources defined in Clause Five hereof, to be provided by MASTERCARD BRASIL to CLIENT, according to the terms and conditions hereunder.

I. Trademarks and logomarks of Mastercard International, Inc. – "MASTERCARD", MASTERCARD MAESTRO" "REDESHOP", "MASTERCARD ELECTRONIC", "MAESTRO", "CIRRUS" "MASTERCARD PAYPASS", "MASTERCARD MOBILE" "MASTERCARD INCONTROL" and any other "Mastercard" Flag.

J. Mastercard Portfolio – Card Portfolio of prepaid cards issued, sold and managed by the CLIENT, with Mastercard Flag".

K. Incentive Program – Special strategic development plan adopted by MASTERCARD BRASIL in strategic alliance with a licensed financial or non-financial issuing institution of payment cards with "Mastercard" Flag, which stipulates the availability of financial resources and other incentives, for a specified period, provided that all the various commitments undertaken by the issuing entity are fulfilled, aiming at marketing, activating and using payment cards bearing Mastercard trademarks and logomarks, stimulating their sales and addition of portfolios.

L. Mastercard Portfolio – means the set of Mastercard Cards issued by the CLIENT, which are used in transactions in the Mastercard Acceptance Network.

M. Mastercard Acceptance Network – A set of commercial establishments and service providers, of various segments and activities, located in various regions of the Country and Abroad, duly accredited by Acquiring Company to accept cards with "Mastercard" Flag in Payment Transactions when buying goods and/or services.

N. Banknet Systems and GCMS ("Mastercard GlobalClearing Management Systems") – Global Systems of Mastercard International Inc./MASTERCARD BRASIL, of management, processing and settlement of Transactions with "Mastercard" Flag payment cards, integrating operations among establishments of Mastercard Acceptance Network, issuing financial institutions and Cardholders with "Mastercard" Flag.

O. Total Annual Sales Revenue – Total Annual Sales Revenue is understood as the Volume of Sales Revenue measured in a twelve-month period prior to the execution of this Agreement, to be updated annually with the Volume of Total Annual Sales Revenue. Over such amount, it will be calculated the amount to be paid to CLIENT as Incentive over Base Sales Revenue.

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P. Incremental Annual Sales Revenue – Incremental Annual Sales Revenue is understood as the overpayment difference between Total Annual Sales Revenue of Cards, measured annually, and the Base Sales Revenue. Over such amount, it will be calculated the amount to be paid to CLIENT as Incentive over Incremental Sales Revenue.

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EXHIBIT 2 – FORM OF MASTERCARD ADVISORS’ TERMS AND CONDITIONS

Schedule B

MasterCard Advisors Terms and Conditions

TEXT HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) CONFIDENTIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

[Original Text in English]

FURTHER NAUGHT, I CERTIFY THE FOREGOING TRANSLATION IS A TRUE RENDERING INTO ENGLISH OF THE ORIGINAL DOCUMENT.

SAO PAULO, DECEMBER 13, 2019

FEES: R$ 4.829,45

RECEIPT: 2737/55